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                              SCHEDULE 14A
                             (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. _____)

Filed by the registrant  (X)
Filed by a party other than the registrant  ( )
Check the appropriate box:
( ) Preliminary proxy statement       ( ) Confidential, For Use of the
                                          Commission Only (as permitted
                                          by Rule 14a-6(e)(2))
(X) Definitive proxy statement
( ) Definitive additional materials
( ) Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Tellabs, Inc.
            (Name of Registrant as Specified in Its Charter)

________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
(X) No fee required.
(1)	Title of each class of securities to which transaction applies:
    ____________________________________________________________________
(2)	Aggregate number of securities to which transaction applies:
    ____________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
    ____________________________________________________________________
(4)	Proposed maximum aggregate value of transaction:
    ____________________________________________________________________
(5)	Total fee paid:
    ____________________________________________________________________
( ) Fee paid previously with preliminary materials:
    ____________________________________________________________________
( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
                                 - 0 -
    ____________________________________________________________________
(2) Form, schedule or registration statement no.:
                                DEF 14A
    ____________________________________________________________________
(3) Filing party:
                             Tellabs, Inc.
    ____________________________________________________________________
(4) Date filed:
                             March 14, 1997
    ____________________________________________________________________

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------------------------------------------------------------------------
Tellabs, Inc., 4951 Indiana Avenue, Lisle, Illinois 60532-1698
------------------------------------------------------------------------
Notice of Annual Meeting of Stockholders To Be Held April 16, 1997
------------------------------------------------------------------------

    The Annual Meeting of Stockholders of Tellabs, Inc., a Delaware corporation, will be held on Wednesday, April 16, 1997, at 3 p.m. local time, in the Grand Ballroom of the Holiday Inn Naperville, 1801 Naper Boulevard, Naperville, Illinois 60563, for the following purposes:

1. To elect three directors to serve until the 2000 Annual Meeting of Stockholders;

2. To consider and vote upon a proposed amendment to the Tellabs, Inc. Restated Certificate of Incorporation to increase the authorized shares of common stock from 200,000,000 to 500,000,000; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 17, 1997, as the record date for the meeting, and only stockholders of record at that time are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting.
Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy and mail it promptly in the enclosed envelope.

By Order of the Board of Directors,

Carol Coghlan Gavin
Secretary

March 14, 1997

Tellabs, Inc., 4951 Indiana Avenue, Lisle, Illinois 60532-1698

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------------------------------------------------------------------------
Proxy Statement
------------------------------------------------------------------------

Tellabs, Inc.
4951 Indiana Avenue
Lisle, Illinois 60532-1698

    The enclosed proxy is solicited by the Board of Directors of Tellabs, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 3 p.m. on Wednesday, April 16, 1997.

    Only stockholders of record as of the close of business on February 17, 1997, will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had 180,222,181 shares of common stock outstanding.

    Stockholders are entitled to one vote for each share held. Any proxy given may be revoked by a stockholder at any time before it is voted by filing a written revocation notice with the Secretary of the Company or by duly executing a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted (i) FOR the election of directors; and (ii) FOR the approval of the amendment to the Restated Certificate of Incorporation to increase the authorized shares of common stock from 200,000,000 to 500,000,000.

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    Votes cast in person or by proxy at the Annual Meeting of
Stockholders will be tabulated by the inspectors of election appointed for the meeting who will determine whether a quorum, a majority of the shares entitled to be voted, is present. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but not voted for purposes of the election of directors and the other proposal. If a proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby with respect to the election of directors or with respect to the other proposal and does not otherwise authorize the voting of such shares, such shares, or "non-votes," will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered to be present and entitled to vote with respect to the election of directors or the other proposal. Assuming a quorum is present, the favorable vote of a plurality of the shares present and entitled to vote at the Annual Meeting will be necessary for a nominee to be elected as a director; abstentions and shares for which authority to vote is not given will thus have no effect on the election of directors. Shares cannot be voted for more than three nominees; there is no right to cumulative voting. Approval of the proposed amendment to the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock; therefore, abstentions and broker non-votes will be taken into account as if such shares were voted against the proposal.

    A separate notice of stockholders meeting, proxy statement and proxy will be provided to each participant in the Tellabs Advantage Program